OPERATING AGREEMENT

of

Comanche Clean Energy LLC

This Operating Agreement (the "Agreement") of **Comanche Clean Energy LLC** a Delaware limited liability company (the "Company") is adopted by **Comanche Clean Energy Corporation**, a Cayman Islands corporation (the "Managing Member"), being the sole member of the Company, and is effective as of June 8, 2006.

The Members acknowledge and agree as follows:

ARTICLE I – FORMATION

Section 1.1 - Formation. The Managing Member hereby ratifies and approves the formation of the Company as a limited liability company pursuant to the provisions of the Limited Liability Company Act of the State of Delaware (the "Delaware Act"), agree that the rights, duties and liabilities of the members of the Company (the "Members") shall be as provided in the Delaware Act, except as otherwise provided herein, and approve the Certificate of Formation of the Company in the form filed with the Secretary of State of Delaware (the "Formation Certificate"). At formation, the Member listed on Schedule A is the sole Member of the Company, holding 100% of the Interests (as defined below) of the Company; other Members may be admitted as set out below in Article IV.

Section 1.2 – Name, Registered Agent and Office; Principal Place of Business. The name of the Company shall be **Comanche Clean Energy LLC**. The principal place of business of the Company shall be c/o Maples & Calder Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. The registered agent and office of the Company in Delaware shall be the CSC Corporate Service Company, 2711 Centreville Road, Suite 400, Wilmington, County of Newcastle, Delaware. At any time, the Management Committee (as defined below) may change the registered agent and office, and principal place of business.

ARTICLE II – PURPOSE

Section 2.1 - Purpose. The purpose of the Company shall be to invest through affiliates in other companies and/or such other purposes as may set out be set out in an amendment to this agreement adopted as set out in Section 4.5 from time to time.

Section 2.2 - Limitation. In no event shall this Agreement be held or construed to imply the existence of a general partnership or joint venture among the Members with regard to matters, trades or businesses or enterprises outside the scope of this Company and the business

actually engaged in by the Company, and no Member shall have any power or authority under this Agreement to act as the agent or representative of the Company or any other Member except as set forth herein with regard to any matter beyond the scope of this Company.

ARTICLE III – INTERESTS. CAPITAL CONTRIBUTIONS AND ACCOUNTS

Section 3.1 – Members' Interests. The share of each Member in the allocations of profits and losses of the Company and rights to receive distributions from the Company (the Member's "Interest") shall be as set out in Schedule A from time to time. No Member may sell or otherwise transfer the whole or any part of its Interest, or any fractional or beneficial interest therein, without the prior written consent of a majority in Interest of the other Members, which consent may be given or withheld in the sole and absolute discretion of such other Members.

Section 3.2 - Capital Contributions: The capital contributions of any Member to the Company, whether initial or subsequent, shall be strictly voluntary. In addition, no Member shall be required to lend any funds or property to the Company.

Section 3.2 - Capital Accounts. A separate capital account shall be established and maintained for each Member as required and as permitted by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any successor to such code and the regulations promulgated pursuant to the Code (the "Regulations"), and as determined by the Management Committee in accordance with such requirements. No Member shall be entitled to withdraw any part of its capital account, or to receive any distribution from the Company except as specifically provided in this Agreement.

ARTICLE IV – MEMBERS

Section 4.1 - Powers of Members. The Members shall have the powers and rights granted to the Members under the provisions of the Delaware Act the effect of which may not be modified by this Agreement, and the express terms of this Agreement. The management of the Company shall be vested in its Members in proportion to the Interests owned by them from time to time, the decision of Members owning more than 50% of the Interests at the time any matter is acted upon being controlling in respect of such matter.

Section 4.2 - Resignation. A Member may withdraw from the Company prior to the dissolution and winding up of the Company, by written notice to the Company, such withdrawal to be effective as of the end of the month of such notice or the end of such subsequent month as shall be specified therein. In the event of the withdrawal of a Member in accordance with the foregoing, no amount shall be paid or distributed to such Member in respect of its Capital Account. Such Member's Interest shall be deemed to have been redeemed as of the effective date of such withdrawal, and such Member shall thereafter have no Interest.

Section 4.3 - Meetings or other Approvals of the Members. Meetings of the Members may be called at any time by the Management Committee or a majority in Interest of the

Members, or by any two Members, and shall be called to be held once each year for the purpose of election of members of the Management Committee. The Management Committee may establish further provisions relating to meetings and other approvals of Members, subject to this Agreement. Any act required or permitted by the Delaware Act or this Agreement to be taken by the Members may be taken without a meeting and without a vote if a written consent, setting forth the action so taken, is signed by the Members having not fewer than the minimum vote that would be necessary to take the action at a meeting at which all of the Members entitled to vote on the action were present and voted. Subsequently, all Members shall promptly be given notice of such action upon its effectiveness.

Section 4.4 - Additional Members. By approval of a majority in Interest of the Members, the Company is authorized to admit any person as an additional member of the Company. Each such person shall be admitted as an additional Member at the time such person executes this Agreement or a counterpart of this Agreement, and its name and Interest shall be set out in Schedule A to this Agreement.

Section 4.5 - Amendments. Any amendment to this Agreement or the Formation Certificate shall be adopted and be effective as an amendment thereto only if it receives the affirmative vote of a majority in Interest of the Members, or such amendment is in writing and executed by a majority in Interest of the Members.

ARTICLE V – MANAGEMENT

Section 5.1 - Management of the Company. The Company shall be managed by a Management Committee (the "Management Committee"), sometimes also called the Board of Directors (always referring to the Management Committee for the absence of doubt) as designated by the majority in Interest of the Members. Subject to Section 5.2, the Management Committee shall serve a term expiring on December 31, 2006, and shall thereafter be elected annually by the Members. Each Member shall vote for members of the Management Committee, and election for each member of the Management Committee shall be by vote of the majority in Interest of the Members.

Section 5.2 – Term of Service. Each member of the Management Committee shall serve for the term provided hereunder and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any member of the Management Committee may be removed at any time, with or without cause, by the majority in Interest of the Members. A member of the Management Committee may resign at any time upon written notice to all of the Members of the Company. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy created by the death, resignation or removal of a member of the Management Committee may be filled by the remaining members of the Management Committee.

Section 5.3 – Action by the Management Committee. The Management Committee shall meet as often as may be reasonably necessary, as determined in the reasonable discretion of the Management Committee members. A meeting may be called by any member of the Management

Committee. A majority of the members of the Management Committee then in office (being more than half of the members, if an even number are then in office) shall constitute a quorum. If a quorum is not present, a majority of those present at a meeting may, from time to time, postpone to a new time or place any meeting and the postponed meeting may be held without further notice. Members of the Management Committee may elect one of the members to act as their chairman, and may participate in a meeting of the Management Committee in any manner permitted by the Delaware Act, including, without limitation, by telephone conference, provided that all the members of the Management Committee can hear and be heard. The approval or consent of the Management Committee shall mean the approval or consent of a majority of the members (being more than half, if an even number are then in office) of the Management Committee present and voting, according one vote to each such member. Any act required or permitted by this Agreement or the Delaware Act to be taken by the Management Committee may be taken by the Management Committee without a meeting and without a vote if a written consent, setting forth the action so taken, is signed by the members of the Management Committee having not fewer than the minimum vote that would be necessary to take the action at a meeting at which all of the members of the Management Committee entitled to vote on the action were present and voted. The actions of the Management Committee, when taken in accordance with this Agreement, shall bind the Company. The Management Committee shall establish the provisions relating to meetings and actions of the Management Committee, subject to this Agreement and provided that the vote of a majority of the members of the Management Committee shall be required for adoption of such provisions.

Section 5.4 - Powers of the Management Committee. Except as otherwise expressly provided in this Agreement, or by a provision of the Delaware Act the effect of which may not be modified by this Agreement, the Management Committee and its members shall have full discretion, right, power, and authority to manage, control and make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company on the terms provided herein, deemed by the Management Committee to be necessary or appropriate to effectuate the business of the Company and the purposes and objectives of the Company as set forth in this Agreement.

Section 5.5 - Officers. The officers of the Company, which shall include a president, a vice president and secretary, and such vice presidents as are determined by the Management Committee, shall be as are designated by the Management Committee, and shall have the general power and authority to manage the day-to-day operations and affairs of the Company, and to effectuate the decisions and actions of the Management Committee, and the specific powers, if any, as designated by the Management Committee. Any officer may be removed, and another appointed in his or her stead, at any time by the Management Committee. Any officer may resign at any time upon notice to the Management Committee. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. In the event of removal or resignation of any officer in accordance with the foregoing, a successor officer may be designated by the Management Committee. If no such successor has been designated, the remaining officers shall have and exercise the duties and authorities of the officer having been removed or resigned. If all officers are removed or resign without a successor being designated, the Management Committee shall have and exercise the duties of the officers in accordance with the terms of this Agreement.

ARTICLE VI –NOTICES, PROXIES

Notices for any meeting of the Members or the Management Committee shall be given at least one business day in advance, except where otherwise required under (i) provisions of the Delaware Act the effect of which may not be modified by this Agreement, or (ii) the express terms of this Agreement. The giving of notice may be waived by any Member or member of the Management Committee attending a meeting, or in writing by any Member or member of the Management Committee not attending a meeting. Proxy voting shall be permitted, provided that the grantor of the proxy files the proxy with the Management Committee in advance of the meeting as to which it pertains.

ARTICLE VII – DISTRIBUTIONS ; ALLOCATIONS

Section 7.1 - Distributions. Distributions shall be made (if at all), at such times and in such amounts as shall be determined by the Management Committee in its sole discretion.

Section 7.2 - Allocations. Profit, income, gain, loss, deduction and credit shall be allocated among the Members in accordance to their Interests, as required and as permitted by the Code and Treasury Regulations, and as determined by the Management Committee in accordance with such requirements. The Members agree to be bound by the allocations so determined by the Management Committee for income tax purposes.

Section 7.3 - Taxation as Partnership. The Company shall be treated as a partnership for U.S. federal income tax purposes.

Section 7.4 - Tax Matters Representative. The Administrator shall act as "Tax Matters Representative" of the Company for purposes of §6231(a)(7) of the Code, and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

ARTICLE VIII – INDEMNIFICATION

To the fullest extent permitted by applicable law, each Member, each member of the Management Committee, each officer, agent or employee of the Company, and the officers, directors, shareholders, partners, employees, representatives or agents of any of them shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

STATE OF CONNECTICUT
OFFICE OF THE SECRETARY OF THE STATE

I, **SUSAN BYSIEWICZ,** Secretary of the State of Connecticut and keeper of the seal thereof; **DO HEREBY CERTIFY,** that JULISSA CORREA, was duly elected or appointed to the office of NOTARY PUBLIC, for the town of NORWALK in the county of FAIRFIELD in said State, for the term of August 29, 2001 to August 31, 2006.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State of Connecticut, at Hartford, on **June 23, 2006.**

Secretary of the State

ARTICLE IX – DISSOLUTION

Section 9.1 - No Dissolution. The Company shall not be dissolved by the admission of additional Members or substitute Members in accordance with the terms of this Agreement, or the withdrawal of a Member.

Section 9.2 - Dissolution. Except as specified in the preceding Section, the Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the events causing dissolution under the Delaware Act and its affairs shall be wound up in any manner permitted under the Delaware Act.

Section 9.3 - Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article and the Certificate shall have been canceled in the manner required by the Delaware Act.

IN WITNESS WHEREOF, the party below has executed a counterpart of this Agreement as of June 8, 2006.

Comanche Clean Energy Corporation
By: Thomas G. Cauchois
Its: President

Julissa Correa
JULISSA CORREA
NOTARY PUBLIC
MY COMMISSION EXPIRES AUG. 31, 2006

<u>**SCHEDULE A**</u>

MEMBERS AND PERCENTAGE INTERESTS

Comanche Clean Energy Corporation..100%
c/o Maples & Calder Corporate Services Limited,
PO Box 309GT, Ugland House,
South Church Street, George Town,
Grand Cayman, Cayman Islands